   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 20, 1998
                                            REGISTRATION STATEMENT NO. 333-51919

================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                              ------------------

                                 POST-EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              ------------------

                                MONSANTO COMPANY
             (Exact name of registrant as specified in its charter)

           DELAWARE                                        43-0420020
 (State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)
       Identification No.)

                         800 North Lindbergh Boulevard
                           St. Louis, Missouri 63167
                                 (314) 694-1000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              ------------------

                            R. William Ide III, Esq.
                                Monsanto Company
                         800 North Lindbergh Boulevard
                           St. Louis, Missouri 63167
                                 (314) 694-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                              ------------------

                                   Copies to:

     Barbara L. Blackford                                 Robert F. Wall
      Sonya Meyers Davis                                Terrence R. Brady
       Monsanto Company                                  Winston & Strawn
 800 North Lindbergh Boulevard                         35 West Wacker Drive
   St. Louis, Missouri 63167                         Chicago, Illinois  60601
        (314) 694-1000                                    (312) 558-5600

                              ------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after the effective date of this Registration Statement as the Registrant shall determine.

                              ------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]_______________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]_______________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses payable by the Company, except any underwriters' fees and expenses, in connection with the sale of the Securities being registered hereby. All of the amounts shown are estimated, except the SEC registration fee and the NASD filing fee.

     SEC registration fee.................................   $  590,000
     NASD filing fee......................................       30,500
     Printing expenses....................................      125,000
     Trustee's fees and expenses..........................       18,000
     Legal fees and expenses..............................      175,000
     Accounting fees and expenses.........................      100,000
     Miscellaneous expenses (including listing,
     rating agency, depositary and warrant
     agent fees)..........................................    1,000,000
                                                             ==========
          Total...........................................   $2,038,500

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware permits indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations. Section 59 of the Company's By-Laws provides for indemnification of any director, officer, employee or agent of the Company, or any person serving in the same capacity in any other enterprise at the request of the Company, under certain circumstances.
Article IX of the Company's Restated Certificate of Incorporation eliminates the liability of directors of the Company under certain circumstances for breaches of fiduciary duty to the Company and its shareholders.

     It is anticipated that in any underwriting agreements, the underwriter(s) named therein will agree to indemnify the Company, its directors and certain of its officers against certain civil liabilities, including civil liabilities under the Securities Act of 1933, as amended (the "Securities Act").

     The Company maintains directors' and officers' liability insurance coverage.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     The following documents are filed herewith or incorporated herein by reference.


EXHIBIT
NUMBER    DESCRIPTION OF EXHIBITS
-------   -----------------------
1*        Form of Underwriting Agreement (for debt securities)

4.1*      Restated Certificate of Incorporation of the Company as of October 28,
          1997 (incorporated herein by reference to Exhibit 3(i) of the Company's Form 10-Q for the quarter ended September 30, 1997)

4.2*      By-Laws of the Company, as amended effective September 26, 1997
          (incorporated herein by reference to Exhibit 3(ii) of the Company's
          10-Q for the quarter ended September 30, 1997)

4.3*      Rights Agreement, dated as of January 26, 1990 between the Company and
          First Chicago Trust Company as successor to the First National Bank of
          Boston (incorporated herein by reference to the Company's Form 8-A filed on January 31, 1990)

4.4* Form of Indenture dated as of [______], 1998 between the Company and The Chase Manhattan Bank as Trustee, providing for Issuance of Senior
          Debt Securities in Series

4.5* Form of Indenture dated as of [______], 1998 between the Company and [________] as Trustee, providing for Issuance of Subordinated Debt
          Securities in Series

4.6* Form of Deposit Agreement dated as of [_______], 1998 between the Company, [__________] and the Holders from Time to Time of the Depositary Shares Described Therein

4.7*      Form of Certificate of Designations of the [___]% Series [___]
          [Convertible] Preferred Stock (Par Value $.01 Per Share) of the
          Company

4.8*      Form of Warrant Agreement between the Company and [__________], as
          Warrant Agent

4.9* Form of Purchase Contract Agreement between the Company and [_____], as Purchase Contract Agent

4.10*     Form of Pledge Agreement among the Company, [________], as Collateral
          Agent and [__________], as Purchase Contract Agent

5*        Opinion of Winston & Strawn

12* Computation of Ratios of Earnings to Fixed Charges (for last five fiscal years)

23.1*     Consent of Deloitte & Touche LLP

23.2*     Consent of Winston & Strawn (included in Exhibit 5)

24.1*     Powers of Attorney

24.2      Power of Attorney for Gary L. Crittenden

24.3      Power of Attorney for Michael R. Hogan

25.1*     Form T-1 Statement of Eligibility and Qualification under the Trust
          Indenture Act of 1939 of The Chase Manhattan Bank relating to the
          Senior Debt Indenture

25.2      Form T-1 Statement of Eligibility and Qualification under the Trust
          Indenture Act of 1939 of The First National Bank of Chicago relating to the Subordinated Debt Indenture

* Previously filed

ITEM 17   UNDERTAKINGS

     The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rules 424(b)(l) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 15 (other than the provisions relating to insurance), or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (7) The undersigned Company hereby undertakes to file an application, if necessary, for the purpose of determining the eligibility of any trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Monsanto Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on November 20, 1998.


                                    MONSANTO COMPANY


                                    By: /s/ Michael R. Hogan
                                        ------------------------------------
                                    Name:  Michael R. Hogan
                                    Title: Vice President & Controller
                                           (Principal Accounting Officer)


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities indicated on the dates indicated:

Signature                             Title                      Date
------------------------  ----------------------------    -----------------

     *                    Chairman and Director           November 20, 1998
------------------------  (Principal Executive Officer)
Robert B. Shapiro

     *                    Senior Vice President           November 20, 1998
------------------------  (Principal Financial Officer)
Gary L. Crittenden

/s/ Michael R. Hogan      Vice President and Controller   November 20, 1998
------------------------  (Principal Accounting Officer)
Michael R. Hogan

     *                    Director                        November 20, 1998
------------------------
Robert M. Heyssel

     *                    Director                        November 20, 1998
------------------------
Michael Kantor

     *                    Director                        November 20, 1998
------------------------
Gwendolyn S. King

     *                    Director                        November 20, 1998
------------------------
Philip Leder

     *                    Director                        November 20, 1998
------------------------
Jacobus F. M. Peters

     *                    Director                        November 20, 1998
------------------------
John S. Reed

     *                    Director                        November 20, 1998
------------------------
John E. Robson

     *                    Director                        November 20, 1998
------------------------
William D. Ruckelshaus


*Sonya M. Davis, by signing her name hereto, does sign this document on behalf of the above noted individuals, pursuant to powers of attorney duly executed by such individuals which have been previously filed as an Exhibit to the Registration Statement of which this Post-Effective Amendment No. 1 is an amendment.

                                         /s/  Sonya M. Davis
                                         ------------------------
                                         Name:   Sonya M. Davis
                                         Title:  Assistant Secretary

                                 EXHIBIT INDEX

     The following documents are filed herewith or incorporated herein by reference.


EXHIBIT
NUMBER      DESCRIPTION OF EXHIBITS
-------     -----------------------

1*          Form of Underwriting Agreement (for debt securities)

4.1* Restated Certificate of Incorporation of the Company as of October 28, 1997 (incorporated herein by reference to Exhibit 3(i) of the Company's Form 10-Q for the quarter ended September 30, 1997)

4.2* By-Laws of the Company, as amended effective September 26, 1997 (incorporated herein by reference to Exhibit 3(ii) of the Company's Form 10-Q for the quarter ended September 30, 1997)

4.3* Rights Agreement, dated as of January 26, 1990 between the Company and First Chicago Trust Company as successor to the First National Bank of Boston (incorporated herein by reference to the Company's Form 8-A filed on January 31, 1990)

4.4* Form of Indenture dated as of [______], 1998 between the Company and The Chase Manhattan Bank as Trustee, providing for Issuance of Senior Debt Securities in Series

4.5* Form of Indenture dated as of [______], 1998 between the Company and [________] as Trustee, providing for Issuance of Subordinated Debt Securities in Series

4.6* Form of Deposit Agreement dated as of [_______], 1998 between the Company, [__________] and the Holders from Time to Time of the Depositary Shares Described Therein

4.7* Form of Certificate of Designations of the [___]% Series [___] [Convertible] Preferred Stock (Par Value $.01 Per Share) of the Company

4.8* Form of Warrant Agreement between the Company and [__________], as Warrant Agent

4.9* Form of Purchase Contract Agreement between the Company and [________], as Purchase Contract Agent

4.10* Form of Pledge Agreement among the Company, [___________], as Collateral Agent and [________], as Purchase Contract Agent

5*          Opinion of Winston & Strawn

12* Computation of Ratios of Earnings to Fixed Charges (for last five fiscal years)

23.1*       Consent of Deloitte & Touche LLP

23.2*       Consent of Winston & Strawn (included in Exhibit 5)

24.1*       Powers of Attorney

24.2        Power of Attorney for Gary L. Crittenden

24.3        Power of Attorney for Michael R. Hogan

25.1* Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Chase Manhattan Bank relating to the Senior Debt Indenture

25.2 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The First National Bank of Chicago relating to the Subordinated Debt Indenture


* Previously filed